EXHIBIT 21

Subsidiaries of the Issuer

      The following are the Issuer subsidiaries as of December 31, 1999.

                                                State of Jurisdiction
            Name                                of Corporation
            ----                                --------------

         Peepers, Inc.                          Delaware
         Ergovision, Inc.                       Delaware
         Foggles, Inc.                          Ohio
         Gilead Enterprises, Inc.               New York